As filed with the Securities and Exchange Commission on October 31, 1997.

                                                              File No. 811-7038

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   8                                        (X)


                            THE MONEY MARKET PORTFOLIOS
                 (Exact Name of Registrant as Specified in Charter)

                   777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404
                 (Address of Principal Executive Offices (Zip Code)

         Registrant's Telephone Number, Including Area Code (650) 312-2000

          Harmon E. Burns, 777 Mariners Island Blvd., San Mateo, CA 94404
                 (Name and Address of Agent for Service of Process)











                       Please Send Copy of Communications to:

                               Mark H. Plafker, Esq.
                          Stradley, Ronon, Stevens & Young
                              2600 One Commerce Square
                          Philadelphia, Pennsylvania 19102





                         THE MONEY MARKET PORTFOLIOS

                                  FORM N-1A

THE MONEY MARKET PORTFOLIOS
THE MONEY MARKET PORTFOLIO

FORM N-1A, PART A:

ITEM


Responses to Items 1 through 3 have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.


4. GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO


The Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The U.S. Government Securities Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and seek to maintain a stable net asset value of $1.

AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE UNITED STATES (THE "U.S.") GOVERNMENT. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1 PER SHARE.

SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY OF THE U.S. GOVERNMENT. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.


INVESTMENT OBJECTIVE AND POLICIES OF THE PORTFOLIO


The Portfolio's investment objective is to obtain as high a level of current income (in the context of the type of investments available to the Portfolio) as is consistent with capital preservation and liquidity. The objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. Of course, there is no assurance that the Portfolio will achieve its objective.


In seeking to achieve its objective, the Portfolio invests all of its assets in various types of money market instruments, such as U.S. government and federal agency obligations, certificates of deposit, bankers' acceptances, time deposits of major financial institutions, high grade commercial paper, high grade short-term corporate obligations, taxable municipal securities and repurchase agreements (secured by U.S. government securities).


QUALITY, DIVERSIFICATION AND MATURITY STANDARDS. The Portfolio follows certain procedures required by federal securities laws with respect to the quality, maturity and diversification of its investments. These procedures are designed to help maintain a stable $1 share price. Generally, they require the Portfolio to maintain a dollar-weighted average portfolio maturity of 90 days or less or to limit its investments to U.S. dollar denominated instruments that:

         the Board of Trustees of the Trust (the "Board") determines present minimal credit risks;

         are rated by nationally recognized rating services in one of the two highest rating categories, or are unrated but are considered to be comparable in quality to securities that have been rated in one of the two highest rating categories; and

         have remaining maturities of 397 calendar days or less.


In addition, the Portfolio may not invest more than 5% of its total assets in the securities of companies (including predecessors) which have been in continuous operation for less than three years, nor invest more than 25% of its total assets in any particular industry. The Portfolio may, however, invest more than 25% of its assets in certain domestic bank obligations. The foregoing limitations do not apply to U.S. government securities and federal agency obligations, or to repurchase agreements fully collateralized by such government securities or obligations, although certain tax diversification requirements apply to investments in repurchase agreements and other securities that are not treated as U.S. government obligations under the Internal Revenue Code of 1986, as amended (the "Code").

Because the Portfolio limits its investments to high quality securities, it will generally earn lower yields than if it purchased securities with a lower rating and a correspondingly higher expected rate of return.


U.S. GOVERNMENT SECURITIES. The Portfolio may invest in U.S. government securities that consist of marketable, fixed, floating, and variable rate securities issued or guaranteed by the U.S. government, its agencies, or by various instrumentalities that have been established or sponsored by the U.S. government ("U.S. government securities"). Some of these securities, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association ("GNMAs" or "Ginnie Maes") and the Federal Housing Administration, are issued or guaranteed by the U.S. government or carry a guarantee supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not direct obligations of the U.S. government, but involve sponsorship or guarantees by government agencies or enterprises. For example, some securities are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Bank, and some securities are supported by the credit of the instrumentality, such as Federal National Mortgage Association bonds. In this connection the Portfolio may use any portion of its assets invested in U.S. government securities to concurrently enter into repurchase agreements with respect to such securities.

BANK OBLIGATIONS. The Portfolio may invest in bank obligations or instruments secured by bank obligations. These include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, bank notes and bankers' acceptances issued by banks and savings institutions with assets of at least $1 billion. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. The Portfolio may not invest more than 10% of its assets in time deposits with maturities in excess of seven calendar days. Bank obligations may be obligations of U.S. banks, foreign branches of U.S. banks (referred to as "Eurodollar Investments"), U.S. branches of foreign banks (referred to as "Yankee Dollar Investments") and foreign branches of foreign banks ("Foreign Bank Investments"). When investing in a bank obligation issued by a branch, the parent bank must have assets of at least $5 billion. The Portfolio may invest no more than 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Portfolio may, however, invest more than 25% of its assets in certain domestic bank obligations. Investments in obligations of U.S. branches of foreign banks, which are considered domestic banks, may only be made if such branches have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities. (See "Investment Risk Considerations" for more information regarding these investments.)

COMMERCIAL PAPER. The Portfolio may also invest in commercial paper of domestic or foreign issuers. Commercial paper obligations may include variable amount master demand notes that are obligations that permit the investment of fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. The Portfolio may increase the amount provided by the note agreement, or to decrease the amount, and the borrower may repay up to the full amount of the note without penalty. The borrower is often a large industrial or finance company which also issues commercial paper. Typically, these notes provide that the interest rate is set daily by the borrower; the rate is usually the same or similar to the interest on commercial paper being issued by the borrower. Because variable amount master demand notes are direct lending arrangements between the lender and the borrower, it is not generally contemplated that these instruments will be traded, and there is no secondary market for these notes, although they are redeemable (and thus immediately repayable by the borrower) at face value plus accrued interest at any time. Accordingly, the Portfolio's right to redeem depends on the ability of the borrower to pay principal and interest on demand. Franklin Advisers, Inc. ("Advisers") will consider earning power, cash flow and other liquidity ratios of the issuer. The Portfolio, which has no specific limits on aggregate investments in master demand notes and will only invest in notes of U.S. issuers. While master demand notes, as such, are not typically rated by credit rating agencies, if not so rated, the Portfolio may invest in them only if, at the time of an investment, the issuer meets the criteria set forth above for all other commercial paper issuers.

CORPORATE OBLIGATIONS. The corporate obligations that the Portfolio may buy are fixed, floating and variable rate bonds, debentures or notes.


MUNICIPAL SECURITIES. The Portfolio may invest up to 10% of its assets in taxable municipal securities, issued by or on behalf of states, territories, and possessions of the U.S. and the District of Columbia and their political subdivisions, agencies, and instrumentalities, the interest on which is not exempt from federal income tax. Generally, municipal securities are used to raise money for various public purposes such as constructing public facilities and making loans to public institutions. Taxable municipal bonds are generally issued to provide funding for privately operated facilities.


OTHER INVESTMENT POLICIES OF THE PORTFOLIO

WHEN-ISSUED OR DELAYED DELIVERY TRANSACTIONS. The Portfolio may also buy and sell securities on a "when issued" and "delayed delivery" basis. The price is subject to market fluctuation and the value at delivery may be more or less than the purchase price. When the Portfolio is the buyer in such a transaction, it will maintain, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of such purchase commitments until payment is made. To the extent the Portfolio engages in when-issued and delayed delivery transactions, it will do so for the purpose of acquiring securities for its portfolio consistent with its investment objective and policies and not for the purpose of investment leverage.

REPURCHASE AGREEMENTS. In a repurchase agreement, the Portfolio buys U.S. government securities from a bank or broker-dealer at one price and agrees to sell them back to the bank or broker-dealer at a higher price on a specified date. The securities subject to resale are held on behalf of the Portfolio by a custodian bank approved by the Board. The bank or broker-dealer must transfer to the custodian securities with an initial market value of at least 102% of the repurchase price to help secure the obligation to repurchase the securities at a later date. The securities are then marked-to-market daily to maintain coverage of at least 100%. If the bank or broker-dealer does not repurchase the securities as agreed, the Portfolio may experience a loss or delay in the liquidation of the securities underlying the repurchase agreement and may also incur liquidation costs. The Portfolio, however, intends to enter into repurchase agreements only with banks or broker-dealers that are considered creditworthy by Advisers.


ILLIQUID INVESTMENTS. As a fundamental policy, the Portfolio may not acquire securities subject to legal or contractual restrictions on resale, securities which are not readily marketable, or enter into repurchase agreements or master demand notes with more than seven days to maturity if, as a result, more than 10% of the value of the Portfolio's total assets would be invested in such repurchase agreements or securities.


LOANS OF PORTFOLIO SECURITIES. Consistent with guidelines approved by the Board and, as a fundamental policy, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, provided that such loans do not exceed 25% of the value of the Portfolio's total assets at the time of the most recent loan. The borrower must deposit with the Fund's custodian bank collateral with an initial market value of at least 102% of the market value of the securities loaned, including any accrued interest, with the value of the collateral and loaned securities marked-to-market daily to maintain 100% cash collateral for the benefit of the Portfolio. The lending of securities is a common practice in the securities industry. The Portfolio engages in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing the cash collateral in short-term interest bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.


BORROWING. As a fundamental policy the Portfolio may borrow from banks for temporary or emergency purposes only and pledge its assets for such loans in amounts up to 5% of the Portfolio's total assets. No new investments will be made by the Portfolio while any outstanding loans exceed 5% of its total assets.


OTHER POLICIES AND RESTRICTIONS

Depending on its view of market conditions and cash requirements, the Portfolio may or may not hold securities purchased until maturity. The yield on certain instruments held by the Portfolio may decline if sold prior to maturity.

Whenever Advisers believes market conditions are such that yields could be increased by actively trading the portfolio securities to take advantage of short-term market variations, the Portfolio may do so without restriction or limitation.


The Portfolio has a number of additional investment restrictions that limit its activities to some extent. Some of these restrictions may only be changed with shareholder approval. For a list of these restrictions and more information please see Part B.


Each of the Portfolio's policies and restrictions discussed above and in Part B is considered at the time the Portfolio makes an investment. The Portfolio is generally not required to sell a security because of a change in circumstances.


INVESTMENT RISK CONSIDERATIONS

Any of the Portfolio's Eurodollar Investments, Yankee Dollar Investments, Foreign Bank Investments or investments in commercial paper of foreign issuers will involve risks that are different from investments in obligations of domestic entities. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on securities the Portfolio holds. In addition, there may be less publicly available information about such foreign banks or foreign issuers of commercial paper.

When-issued and delayed delivery transactions are subject to market fluctuation and the value at delivery may be more or less than the purchase price. In when-issued and delayed delivery transactions, the Portfolio relies on the seller to complete the transaction. The seller's failure to complete the transaction may cause the Portfolio to miss a price or yield considered to be advantageous. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery.


CREDIT, MARKET AND INTEREST RATE RISK. Credit risk is a function of the ability of an issuer of a security to make timely interest payments and to pay the principal of a security upon maturity. It is generally reflected in a security's underlying credit rating and its stated interest rate (normally the coupon rate). A change in the credit risk associated with a security may cause a corresponding change in the security's price. Market risk is the risk of price fluctuation of a security caused by changes in general economic and interest rate conditions that affect the market as a whole. A security's maturity length also affects its price. In addition, changes in interest rates may affect the value of a security. Generally, when interest rates rise the value of a security falls, and vice versa. Interest rates have increased and decreased in the past. These changes are unpredictable. The short duration and high credit quality of the securities in which the Portfolio invests may generally reduce these risks.

5. MANAGEMENT OF THE FUND


MANAGEMENT OF THE PORTFOLIO


The Board has the primary responsibility for the overall management of the Portfolio and elects its officers. The officers are responsible for the Portfolio's day-to-day operations. For information concerning the officers and trustees of the Portfolio, see "Officers and Trustees" in Part B.

Advisers, 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio. Advisers manages the Portfolio's assets and makes its investment decisions. Advisers also performs similar services for other funds. It is wholly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries (the "Franklin Templeton Group"). Charles
B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, Advisers and its affiliates manage over $223 billion in assets.


Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.


During the fiscal year ended June 30, 1997, the Portfolio's management fees, before any advance waiver, totaled 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including fees paid to Advisers before any advance waiver, were 0.16% of the average daily net assets of the Portfolio. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.14%. Total operating expenses of the Portfolio were 0.15%. Advisers may end this arrangement at any time upon notice to the Board.

MANAGEMENT AGREEMENT. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed daily and payable monthly. The Portfolio pays its own operating expenses. These expenses include Advisers' management fees; taxes, if any; custodian, legal and auditing fees; the fees and expenses of Board members who are not members of, affiliated with, or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Portfolio's net asset value; and printing and other expenses that are not expressly assumed by Advisers.

PORTFOLIO TRANSACTIONS. Advisers tries to obtain the best execution on all Portfolio transactions. If Advisers believes more than one broker or dealer can provide the best execution, it may consider research and related services and the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, when selecting a broker or dealer. Further information is included under "Brokerage Allocation" in Part B.


Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).

5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.


6. CAPITAL STOCK AND OTHER SECURITIES

The Portfolio is a series of the Trust, an open-end management investment company. The Trust was organized as a Delaware business trust on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The U.S. Government Securities Money Market Portfolio. Shares of each series of the Trust have equal and exclusive rights to dividends and distributions declared by that series and the net assets of the series in the event of liquidation or dissolution.

Shares of each series of the Trust have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Trust does not intend to hold annual shareholder meetings. It may hold special meetings, however, for matters requiring shareholder approval. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a Board member.

DISTRIBUTIONS TO SHAREHOLDERS


The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. THE PORTFOLIO DOES NOT PAY "INTEREST" OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.

Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.

Part B includes a further discussion of distributions under "Tax Status."

TAXATION OF THE PORTFOLIO AND ITS SHAREHOLDERS

The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.


The Portfolio is treated as a separate entity for federal income tax purposes. The Portfolio has elected and intends to continue to qualify as a regulated investment company under Subchapter M of the Code. By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will generally not be liable for federal income or excise taxes.

For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares.
Money market funds do not usually make capital gain distributions.


Since the Portfolio's income is derived from interest income and gain on the sale of portfolio securities rather than qualifying dividend income, no portion of the Portfolio's distributions will generally be eligible for the corporate dividends-received deduction.

The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.

Additional information in response to this item is contained under the discussion captioned "Tax Status" in Item 20 of Part B.


7. PURCHASE OF SHARES OF THE PORTFOLIO


The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.


Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at the net asset value (without a sales charge) next calculated after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum for subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.

Shares may generally be purchased on business days except when the New York Stock Exchange (the "NYSE") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed.


VALUATION OF PORTFOLIO SHARES


The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the NYSE is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.


The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.


The valuation of the Portfolio's securities, including any securities held in a separate account maintained for when-issued securities, is based upon the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment.


Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.


8. REDEMPTION OR REPURCHASE


HOW TO SELL SHARES OF THE PORTFOLIO

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.

Redemptions are processed on any day on which the Portfolio is open for business except for those days that the Federal Reserve Bank System and the Portfolio's custodian bank are closed and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.


Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Since the Portfolio seeks to maintain a stable $1 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon redemption.

9. PENDING LEGAL PROCEEDINGS


      Not Applicable

PART B:


10. COVER PAGE


      Not Applicable


11. TABLE OF CONTENTS


      Not Applicable


12. GENERAL INFORMATION AND HISTORY


      Not Applicable


13. INVESTMENT OBJECTIVE AND POLICIES

As noted in response to Item 4, the Portfolio's investment objective is to obtain as high a level of current income (in the context of the type of investments available to the Portfolio) as is consistent with capital preservation and liquidity. In addition to the policies stated in response to
Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio. Under the 1940 Act, this means the approval of
(i) more than 50% of the outstanding shares of the Portfolio, or (ii) 67% or more of the shares of the Portfolio present at a shareholder meeting if more than 50% of the outstanding shares of the Portfolio are represented at the meeting in person or by proxy, whichever is less. The Portfolio MAY NOT:

      1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 5% of the total asset value.

      2. Make loans, except (a) through the purchase of debt securities in accordance with the investment objectives and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described above.

      3. Invest in any issuer for purposes of exercising control or management.

      4. Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

      5. Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

      6. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

      7. Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

      8. Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

      9. Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or Advisers own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

      10. Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

      11. Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.


In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.


As a fundamental policy (which may not be changed without shareholder approval), the Portfolio may not purchase any securities other than obligations of the U.S. government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of its total assets would be invested in securities of any one issuer with respect to 75% of the Portfolio's total assets, or more than 10% of the outstanding voting securities of any one issuer would be owned by the Portfolio. In accordance with procedures adopted pursuant to Rule 2a-7, the Portfolio will not invest more than 5% of the Portfolio's total assets in Eligible Securities of a single issuer, other than U.S. government securities.

14. MANAGEMENT OF THE REGISTRANT


OFFICERS AND TRUSTEES

The Board has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Portfolio under the 1940 Act are indicated by an asterisk (*).


                           POSITIONS AND OFFICES      PRINCIPAL OCCUPATION
NAME, AGE AND ADDRESS      WITH THE TRUST             DURING THE PAST FIVE
                                                      YEARS

Frank H. Abbott, III (76)
1045 Sansome Street
San Francisco, CA 94111


Trustee


President and Director, Abbott Corporation (an investment company); and director or trustee, as the case may be, of 29 of the investment companies in the Franklin Templeton Group of Funds.

Harris J. Ashton (65)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045


Trustee


President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods (a meat packing company); and director or trustee, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (65)
Park Avenue at Morris County
P.O. Box 1945
Morristown, NJ 07962-1945


Trustee


Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director, General Host Corporation (nursery and craft centers); and director or trustee, as the case may be, of 55 of the investment companies in the Franklin Templeton Group of Funds.

*Charles B. Johnson (64)
777 Mariners Island Blvd.
San Mateo, CA 94404


Chairman of the Board and Trustee


President, Chief Executive Officer and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc., Franklin Templeton Services, Inc. and General Host Corporation (nursery and craft centers); and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 54 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (41)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091


President and Trustee


Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc.; President, Chief Executive Officer, Chief Investment Officer and Director, Franklin Institutional Services Corporation; Chairman and Director, Templeton Investment Counsel, Inc.; Vice President, Franklin Advisers, Inc.; officer and/or director of some of the subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 36 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (57)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Trustee


Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 58 of the investment companies in the Franklin Templeton Group of Funds.

Frank W.T. LaHaye (68)
20833 Stevens Creek Blvd., Suite 102
Cupertino, CA 95014


Trustee


General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Corporation (software firm); Director, Fischer Imaging Corporation (medical imaging systems) and Digital Transmission Systems, Inc. (wireless communications); and director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds.

Gordon S. Macklin (69)
8212 Burning Tree Road
Bethesda, MD 20817


Trustee


Chairman, White River Corporation (financial services); Director, Fund American Enterprises Holdings, Inc., MCI Communications Corporation, CCC Information Services Group, Inc. (information services), MedImmune, Inc. (biotechnology), Shoppers Express (home shopping), and Spacehab, Inc. (aerospace services); and director or trustee, as the case may be, of 50 of the investment companies in the Franklin Templeton Group of Funds; FORMERLY Chairman, Hambrecht and Quist Group, Director, H & Q Healthcare Investors, and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (52)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc. and Franklin Templeton Services, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 58 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan (37)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Chief Financial Officer


Senior Vice President and Chief Financial Officer, Franklin Resources, Inc.; Executive Vice President and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc.; Treasurer, Franklin Advisory Services, Inc.; Treasurer and Chief Financial Officer, Franklin Investment Advisory Services, Inc.; President, Franklin Templeton Services, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of 58 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (48)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Secretary


Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc. and Franklin Advisory Services, Inc.; Vice President, Chief Legal Officer and Chief Operating Officer, Franklin Investment Advisory Services, Inc.; and officer of 58 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (58)
777 Mariners Island Blvd.
San Mateo, CA 94404


Treasurer and Principal Accounting Officer


Senior Vice President, Franklin Templeton Services, Inc.; and officer of 35 of the investment companies in the Franklin Templeton Group of Funds.

Edward V. McVey (60)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Senior Vice President and National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 30 of the investment companies in the Franklin Templeton Group of Funds.

R. Martin Wiskemann (70)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President and Director, ILA Financial Services, Inc.; and officer and/or director or trustee, as the case may be, of 17 of the investment companies in the Franklin Templeton Group of Funds.

The table above shows the officers and Board members who are affiliated with Distributors and Advisers. Nonaffiliated members of the Board are currently paid $50 per month plus $50 per meeting attended. As shown above, the nonaffiliated Board members also serve as directors or trustees of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The following table provides the total fees paid to nonaffiliated Board members by the Trust and by other funds in the Franklin Templeton Group of Funds.

                                                             NUMBER OF BOARDS IN
                                                             THE  FRANKLIN
                                        TOTAL FEES RECEIVED  TEMPLETON GROUP OF
                       TOTAL FEES       FROM THE FRANKLIN    FUNDS ON WHICH EACH
                       RECEIVED FROM    TEMPLETON GROUP OF   SERVES***
                       THE TRUST*       FUNDS**
NAME
Frank H. Abbott, III   $1,150           $165,236                      29
Harris J. Ashton        1,150            343,591                      53
S. Joseph Fortunato     1,150            360,411                      55
David Garbellano+       1,050            148,916                      28
Frank W.T. LaHaye       1,100            139,233                      27
Gordon S. Macklin       1,150            335,541                      50

*For the fiscal year ended June 30, 1997.
**For the calendar year ended December 31, 1996.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Group of Funds currently includes 58 registered investment companies, with approximately 171 U.S. based funds or series.
+ Deceased, September 27, 1997.

Nonaffiliated members of the Board are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director or trustee. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members who are shareholders of Resources may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of October 2, 1997, the principal shareholders of the Portfolio, beneficial or of record, were as follows:

NAME AND ADDRESS                  SHARE AMOUNT          PERCENTAGE
IFT - Money Market Portfolio
777 Mariners Island Blvd.
San Mateo, CA 94404
                                   198,636,798.571           11%
Franklin Cash Reserve Fund
777 Mariners Island Blvd.
San Mateo, CA 94404                 98,464,215.434            6%

Franklin Money Fund
777 Mariners Island Blvd.
San Mateo, CA 94404               1,429,369,488.930          82%


From time to time, the number of Portfolio shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares outstanding.


16. INVESTMENT ADVISORY AND OTHER SERVICES


INVESTMENT MANAGER AND SERVICES PROVIDED. Advisers is the investment manager of the Portfolio. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers' activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities.


Advisers provides office space and furnishings, facilities and equipment required for managing the business affairs of the Portfolio. Advisers also maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services and provides certain telephone and other mechanical services. Advisers and its officers, directors and employees are covered by fidelity insurance for the protection of the Portfolio.

Advisers and its affiliates act as investment manager to numerous other investment companies and accounts. Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics. Please see "Miscellaneous Information - Summary of Code of Ethics."

MANAGEMENT FEES. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed at the close of business each day. See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.

For the fiscal years ended June 30, 1995, 1996 and 1997 management fees of the Portfolio, before any advance waiver, totaled $1,823,637, $2,162,519 and $2,547,891, respectively. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling $1,730,028, $2,034,014 and $2,429,509 for the same periods.

MANAGEMENT AGREEMENT. The management agreement for the Portfolio is in effect until February 28, 1998. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority vote of the Board members who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities on 30 days' written notice to Advisers, or by Advisers on 60 days' written notice to the Portfolio, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

SHAREHOLDER SERVICING AGENT. Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

CUSTODIAN. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286, acts as custodian of the securities and other assets of the Portfolio. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.

AUDITORS. Coopers & Lybrand L.L.P., 333 Market Street, San Francisco, California 94105, are the Portfolio's independent auditors. During the fiscal year ended June 30, 1997, their auditing services consisted of rendering an opinion on the financial statements of the Portfolio included in the annual report to the shareholders of Franklin Money Fund, Institutional Fiduciary Trust - Money Market Portfolio, Institutional Fiduciary Trust - Cash Reserves Fund and Franklin Templeton Money Fund Trust for the fiscal year ended June 30, 1997.

17. BROKERAGE ALLOCATION


EXECUTION OF PORTFOLIO TRANSACTIONS

Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.


It is not possible to place a dollar value on the special executions or on the research services Advisers receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Portfolio's officers are satisfied that the best execution is obtained, the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, may also be considered a factor in the selection of broker-dealers to execute the Portfolio's portfolio transactions.


If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.


Depending on Advisers' view of market conditions, the Portfolio may or may not buy securities with the expectation of holding them to maturity, although its general policy is to hold securities to maturity. The Portfolio may, however, sell securities before maturity to meet redemptions or as a result of a revised management evaluation of the issuer.

During the fiscal years ended June 30, 1995, 1996 and 1997, the Portfolio paid no brokerage commissions.

As of June 30, 1997, the Portfolio did not own securities of its regular broker-dealers.


Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.


18. CAPITAL STOCK AND OTHER SECURITIES


The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.


Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and any capital gain distributions, are credited to an account in the name of the investor on the books of the Portfolio.


Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

VALUATION OF PORTFOLIO SHARES


We calculate the net asset value per share as of 3:00 p.m. Pacific time, each day that the NYSE is open for trading. As of the date of this SAI, the Portfolio is informed that the NYSE observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


The valuation of the Portfolio's securities, including any securities held in a separate account maintained for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments but utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from an investment in a fund utilizing only market values, and existing investors in the Portfolio would receive less investment income. The opposite would be true in a period of rising interest rates.


The Portfolio's use of amortized cost, which helps the Portfolio maintain its net asset value per share of $1, is permitted by a rule adopted by the SEC. Under this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less and only buy instruments having remaining maturities of 397 calendar days or less. The Portfolio must also invest only in those U.S. dollar-denominated securities that the Board determines present minimal credit risks and that are rated in one of the two highest rating categories by nationally recognized rating services, or if unrated are deemed comparable in quality, or are instruments issued by an issuer that, with respect to an outstanding issue of short-term debt, that is comparable in priority and protection, has received a rating within the two highest rating categories. Securities subject to floating or variable interest rates with demand features that comply with applicable SEC rules may have stated maturities in excess of one year.

The Board has established procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Portfolio's holdings by the Board, at such intervals as it may deem appropriate, to determine if the Portfolio's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the Board. If a deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. If the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.


ADDITIONAL INFORMATION REGARDING PURCHASES
AND REDEMPTIONS OF PORTFOLIO SHARES

The purchase price for shares of the Portfolio is the net asset value of the shares next determined after receipt and acceptance of a purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the effective date of purchase and continue through the business day prior to the business day shares in the account are redeemed.

Payments transmitted by wire and received by the custodian bank and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian bank to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.

To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.

The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.


The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the NYSE is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the SEC, so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.


REDEMPTIONS IN KIND


The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. This commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the Board reserves the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.


REDEMPTIONS BY THE PORTFOLIO


The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount, but only where the value of the account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.


20. TAX STATUS

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.


As stated in response to Item 6, the Portfolio has elected and qualified to be treated as a regulated investment company under Subchapter M of the Code. The Board reserves the right not to maintain the qualification of the Portfolio as a regulated investment company if it determines this course of action to be beneficial to shareholders. In this case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be taxable to the extent of the Portfolio's available earnings and profits.

The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of each year in order to avoid the imposition of a federal excise tax. Under these rules, certain distributions which are declared in October, November or December to shareholders of record in such a month but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare and pay such dividends, if any, in December to avoid the imposition of this excise tax, but does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.

Distributions if any derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.

However, the Portfolio's investments are composed of short-term securities under normal circumstances and thus the Portfolio does not expect to realize any long-term capital gains or losses. Any net short-term capital gain which is realized by the Portfolio and not included in the daily dividend (adjusted for any daily amounts of unrealized appreciation or depreciation reported above and taking into account any capital loss carryovers) may generally be distributed at least once each year and may be distributed more frequently if necessary in order to avoid federal excise taxes. Any capital gain distributions will also be reinvested in the form of additional Portfolio shares at net asset value, unless the shareholder has previously notified the Portfolio or its transfer agent to have them paid in cash.


The sale of shares of the Portfolio, either by redemption or exchange, is a taxable event and may result in a capital gain or loss. Any loss incurred on the sale of the Portfolio's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares. Since, however, the Portfolio seeks to maintain a stable $1 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon sale.

21. UNDERWRITERS

        Not Applicable

22. CALCULATION OF PERFORMANCE DATA

        Not Applicable


SUMMARY OF CODE OF ETHICS

Employees of the Franklin Templeton Group who are access persons under the 1940 Act are permitted to engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed by the close of the business day following the day clearance is granted; (ii) copies of all brokerage confirmations must be sent to a compliance officer and, within 10 days after the end of each calendar quarter, a report of all securities transactions must be provided to the compliance officer; and (iii) access persons involved in preparing and making investment decisions must, in addition to (i) and (ii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.


23. FINANCIAL STATEMENTS


The audited financial statements of the Portfolio contained in the Annual Report dated June 30, 1997, including the auditors' report, are incorporated herein by reference.

APPENDIX

DESCRIPTION OF RATINGS

CORPORATE BOND RATINGS

MOODY'S INVESTORS SERVICE, INC.("MOODY'S")

AAA - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA - Bonds rated Aa are judged to be high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger.

A - Bonds rated A possess many favorable investment attributes and are considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

BAA - Bonds rated Baa are considered medium-grade obligations. They are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification in its corporate bond ratings. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; modifier 2 indicates a mid-range ranking; and modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

STANDARD & POOR'S CORPORATION ("S&P")

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and, in the majority of instances, differ from AAA issues only in small degree.

A - Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.


MUNICIPAL BOND RATINGS

MOODY'S

AAA: Municipal bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA: Municipal bonds rated Aa are judged to be high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large, fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger.

A: Municipal bonds rated A possess many favorable investment attributes and are considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA: Municipal bonds rated Baa are considered medium-grade obligations. They are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

CON.(-): Municipal bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon the completion of construction or the elimination of the basis of the condition.

S&P

AAA: Municipal bonds rated AAA are the highest-grade obligations. They possess the ultimate degree of protection as to principal and interest. In the market, they move with interest rates and, hence, provide the maximum safety on all counts.

AA: Municipal bonds rated AA also qualify as high-grade obligations, and in the majority of instances differ from AAA issues only in a small degree. Here, too, prices move with the long-term money market.

A: Municipal bonds rated A are regarded as upper medium-grade. They have considerable investment strength but are not entirely free from adverse effects of changes in economic and trade conditions. Interest and principal are regarded as safe. They predominantly reflect money rates in their market behavior but also, to some extent, economic conditions.

BBB: Municipal bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

Note: The S&P ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

FITCH INVESTOR SERVICE, INC. ("FITCH")

AAA: Municipal bonds rated AAA are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal which is unlikely to be affected by reasonably foreseeable events.


AA: Municipal bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong although not quite as strong as bonds rated AAA and not significantly vulnerable to foreseeable future developments.

A: Municipal bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.


BBB: Municipal bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) or minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus or minus signs are not used with the AAA category.


MUNICIPAL NOTE RATINGS

MOODY'S

Moody's ratings for state, municipal and other short-term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing; factors of the first importance in long-term borrowing risk are of lesser importance in the short run. Symbols used will be as follows:

MIG 1: Notes are of the best quality enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG 2: Notes are of high quality, with margins of protection ample, although not so large as in the preceding group.

MIG 3: Notes are of favorable quality, with all security elements accounted for, but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established.

MIG 4: Notes are of adequate quality, carrying specific risk but having protection and not distinctly or predominantly speculative.

S&P

Until June 29, 1984, S&P used the same rating symbols for notes and bonds. After June 29, 1984, for new municipal note issues due in three years or less, the ratings below will usually be assigned. Notes maturing beyond three years will most likely receive a bond rating of the type recited above.

SP-1: Issues carrying this designation have a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics will be given a "plus" (+) designation.

SP-2: Issues carrying this designation have a satisfactory capacity to pay principal and interest.

COMMERCIAL PAPER RATINGS

MOODY'S

Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

P-1 (PRIME-1): Superior capacity for repayment.

P-2 (PRIME-2): Strong capacity for repayment.

S&P

S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.


FITCH


Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+: Exceptionally strong credit quality. Regarded as having the strongest degree of assurance for timely payment.

F-1: Very strong credit quality. Reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good credit quality. A satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair credit quality. Have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

LOC: The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

















THE MONEY MARKET PORTFOLIOS
THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

FORM N-1A, PART A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

4. GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO


The U.S. Government Securities Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and seek to maintain a stable net asset value of $1.

AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE UNITED STATES (THE "U.S.") GOVERNMENT. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1 PER SHARE.

SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY OF THE U.S. GOVERNMENT. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.


INVESTMENT OBJECTIVE AND POLICIES OF THE PORTFOLIO


The Portfolio's investment objective is to obtain as high a level of current income (in the context of the type of investments available to the Portfolio) as is consistent with capital preservation and liquidity. The objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. Of course, there is no assurance that the Portfolio will achieve its objective.

In seeking to achieve its objective, the Portfolio invests all of its assets in marketable securities issued or guaranteed by the U.S. government, by various agencies of the U.S. government and by various instrumentalities which have been established or sponsored by the U.S. government and by investing in repurchase agreements with respect to obligations issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. government.

QUALITY, DIVERSIFICATION AND MATURITY STANDARDS. The Portfolio follows certain procedures required by federal securities laws with respect to the quality, maturity and diversification of its investments. These procedures are designed to help maintain a stable $1 share price. Generally, they require the Portfolio to maintain a dollar-weighted average portfolio maturity of 90 days or less and to limit its investments to U.S. dollar denominated instruments that:

         the Board of Trustees of the Trust (the "Board") determines present minimal credit risks;

         are rated by nationally recognized rating services in one of the two highest rating categories, or are unrated but are considered to be comparable in quality to securities that have been rated in one of the two highest rating categories; and

         have remaining maturities of 397 calendar days or less.

Because the Portfolio limits its investments to high quality securities, it will generally earn lower yields than if it purchased securities with a lower rating and a correspondingly higher expected rate of return.

U.S. GOVERNMENT SECURITIES. The Portfolio may invest only in marketable securities issued or guaranteed by the U.S. government, by various agencies of the U.S. Government and by various instrumentalities that have been established or sponsored by the U.S. government or in repurchase agreements (as described below) collateralized by such securities. As a fundamental policy, subject to change only by shareholder approval, the Portfolio will invest only in obligations, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, which are issued or guaranteed by the U.S. government or that carry a guarantee supported by the full faith and credit of the U.S. government. Repurchase agreements with respect to obligations issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. government are included within this fundamental policy.


At the present time, it is the Portfolio's policy to limit its investments to U.S. Treasury bills, notes and bonds and to repurchase agreements collateralized only by such securities. This policy may only be changed upon 30-days' written notice to shareholders and to the National Association of Insurance Commissioners.


REPURCHASE AGREEMENTS. In a repurchase agreement, the Portfolio buys U.S. government securities from a bank or broker-dealer at one price and agrees to sell them back to the bank or broker-dealer at a higher price on a specified date. The securities subject to resale are held on behalf of the Portfolio by a custodian bank approved by the Board. The bank or broker-dealer must transfer to the custodian securities with an initial market value of at least 102% of the repurchase price to help secure the obligation to repurchase the securities at a later date. The securities are then marked-to-market daily to maintain coverage of at least 100%. If the bank or broker-dealer does not repurchase the securities as agreed, the Portfolio may experience a loss or delay in the liquidation of the securities underlying the repurchase agreement and may also incur liquidation costs. The Portfolio, however, intends to enter into repurchase agreements only with banks or broker-dealers that are considered creditworthy by Advisers.


The Portfolio may not enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the market value of the Portfolio's total assets would be invested in such repurchase agreements, together with any other investment the Portfolio may hold for which market quotations are not readily available. Securities subject to repurchase agreements will be deemed to have a maturity date coincident with the date upon which the Portfolio has agreed to resell such securities.


LOANS OF PORTFOLIO SECURITIES. Consistent with guidelines approved by the Board and subject to the following conditions, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, provided that such loans do not exceed 10% of the value of the Portfolio's total assets at the time of the most recent loan. The borrower must deposit with the Fund's custodian bank collateral with an initial market value of at least 102% of the market value of the securities loaned, including any accrued interest, with the value of the collateral and loaned securities marked-to-market daily to maintain collateral coverage of at least 100% collateral for the benefit of the Portfolio. The lending of securities is a common practice in the securities industry. The Portfolio will engage in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing cash collateral in short-term, interest bearing obligations or by receiving loan premiums from the borrower. The Portfolio will continue to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

BORROWING. The Portfolio may borrow from banks, for temporary or emergency purposes only, and pledge its assets for such loans, up to 10% of the Portfolio's total net assets. No new investments will be made by the Portfolio while any outstanding loans exceed 5% of its total net assets.

OTHER INVESTMENT POLICIES AND RESTRICTIONS

Depending on its view of market conditions and cash requirements, the Portfolio may or may not hold securities purchased until maturity. The yield on certain instruments held by the Portfolio may decline if sold prior to maturity.

Whenever the Portfolio's investment manager, Franklin Advisers, Inc. ("Advisers"), believes market conditions are such that yields could be increased by actively trading the portfolio securities to take advantage of short-term market variations, the Portfolio may do so without restriction or limitation (subject to the tax requirements for qualification as a regulated investment company). This practice will not likely have an adverse impact on the Portfolio's income or net asset value, as brokerage commissions are not normally charged on the purchase or sale of money market instruments.


The Portfolio has a number of additional investment restrictions that limit its activities to some extent. Some of these restrictions may only be changed with shareholder approval. For a list of these restrictions and more information please see Part B.


Each of the Portfolio's policies and restrictions discussed above and in Part B is considered at the time the Portfolio makes an investment. The Portfolio is generally not required to sell a security because of a change in circumstances.


5. MANAGEMENT OF THE FUND

MANAGEMENT OF THE PORTFOLIO


The Board has the primary responsibility for the overall management of the Portfolio and elects its officers. The officers are responsible for the Portfolio's day-to-day operations. For information concerning the officers and trustees of the Portfolio, see "Officers and Trustees" in Part B.

Advisers, 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio. Advisers manages the Portfolio's assets and makes its investment decisions. Advisers also performs similar services for other funds. It is wholly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries (the "Franklin Templeton Group"). Charles
B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, Advisers and its affiliates manage over $223 billion in assets.


Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.


During the fiscal year ended June 30, 1997, the Portfolio's management fees, before any advance waiver, totaled 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including fees paid to Advisers before any advance waiver were 0.16% of the average daily net assets of the Portfolio. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.14%. Total operating expenses of the Portfolio were 0.15%. Advisers may end this arrangement at any time upon notice to the Board.

MANAGEMENT AGREEMENT. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed daily and payable monthly. The Portfolio pays its own operating expenses. These expenses include Advisers' management fees; taxes, if any; custodian, legal and auditing fees; the fees and expenses of Board members who are not members of, affiliated with, or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Portfolio's net asset value; and printing and other expenses that are not expressly assumed by Advisers.

PORTFOLIO TRANSACTIONS. Advisers tries to obtain the best execution on all Portfolio transactions. If Advisers believes more than one broker or dealer can provide the best execution, it may consider research and related services and the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, when selecting a broker or dealer. Further information is included under "Brokerage Allocation" in Part B.


Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).

5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

6.    CAPITAL STOCK AND OTHER SECURITIES


The Portfolio is a series of the Trust, an open-end management investment company. The Trust was organized as a Delaware business trust on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The Money Market Portfolio. Shares of each series of the Trust have equal and exclusive rights to dividends and distributions declared by that series and the net assets of the series in the event of liquidation or dissolution.

Shares of each series of the Trust have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Trust does not intend to hold annual shareholder meetings. It may hold special meetings, however, for matters requiring shareholder approval. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a Board member.

DISTRIBUTIONS TO SHAREHOLDERS


The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. THE PORTFOLIO DOES NOT PAY "INTEREST" OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.

Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.

Part B includes a further discussion of distributions under "Tax Status."

TAXATION OF THE PORTFOLIO AND ITS SHAREHOLDERS

The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.


The Portfolio is treated as a separate entity for federal income tax purposes. The Portfolio has elected and intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will generally not be liable for federal income or excise taxes.

For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares.
Money market funds do not usually make capital gain distributions.


Since the Portfolio's income is derived from interest income and gain on the sale of portfolio securities rather than qualifying dividend income, no portion of the Portfolio's distributions will generally be eligible for the corporate dividends-received deduction.

The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.

Additional information in response to this item is contained under the discussion captioned "Tax Status" in Item 20 of Part B.

7.    PURCHASE OF SHARES OF THE PORTFOLIO

The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.


Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at the net asset value (without a sales charge) next calculated after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum for subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.

Shares may generally be purchased on business days except when the New York Stock Exchange (the "NYSE") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed.


VALUATION OF PORTFOLIO SHARES


The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the NYSE is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.


The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.


The valuation of the Portfolio's securities is based upon the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment.


Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

8.    REDEMPTION OR REPURCHASE

HOW TO SELL SHARES OF THE PORTFOLIO

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.

Redemptions are processed on any day on which the Portfolio is open for business except for those days that the Federal Reserve Bank System and the Portfolio's custodian bank are closed and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.


Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Since the Portfolio seeks to maintain a stable $1 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon redemption.


9.    PENDING LEGAL PROCEEDINGS

      Not Applicable

Part B:

10.   Cover Page

      Not Applicable

11.   TABLE OF CONTENTS

      Not Applicable

12.   GENERAL INFORMATION AND HISTORY

      Not Applicable


13.   INVESTMENT OBJECTIVE AND POLICIES

As noted in response to Item 4, the Portfolio's investment objective is to obtain as high a level of current income (in the context of the type of investments available to the Portfolio) as is consistent with capital preservation and liquidity. In addition to the policies stated in response to
Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio. Under the 1940 Act, this means the approval of
(i) more than 50% of the outstanding shares of the Portfolio, or (ii) 67% or more of the shares of the Portfolio present at a shareholder meeting if more than 50% of the outstanding shares of the Portfolio are represented at the meeting in person or by proxy, whichever is less. The Portfolio MAY NOT:

      1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 10% of the total asset value.

      2. Make loans, except (a) through the purchase of debt securities in accordance with the investment objectives and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described above.

      3. Invest in any issuer for purposes of exercising control or management.

      4. Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

      5. Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

      6. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

      7. Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

      8. Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

      9. Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or Advisers own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

      10. Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

      11. Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.


In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.

14.   MANAGEMENT OF THE REGISTRANT

OFFICERS AND TRUSTEES


The Board has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Portfolio under the 1940 Act are indicated by an asterisk (*).

                           POSITIONS AND OFFICES      PRINCIPAL OCCUPATION
NAME, AGE AND ADDRESS      WITH THE TRUST             DURING THE PAST FIVE
                                                      YEARS

Frank H. Abbott, III (76)
1045 Sansome Street
San Francisco, CA 94111


Trustee


President and Director, Abbott Corporation (an investment company); and director or trustee, as the case may be, of 29 of the investment companies in the Franklin Templeton Group of Funds.

Harris J. Ashton (65)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045


Trustee


President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods (a meat packing company); and director or trustee, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (65)
Park Avenue at Morris County
P.O. Box 1945
Morristown, NJ 07962-1945


Trustee


Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director, General Host Corporation (nursery and craft centers); and director or trustee, as the case may be, of 55 of the investment companies in the Franklin Templeton Group of Funds.

*Charles B. Johnson (64)
777 Mariners Island Blvd.
San Mateo, CA 94404


Chairman of the Board and Trustee


President, Chief Executive Officer and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc., Franklin Templeton Services, Inc. and General Host Corporation (nursery and craft centers); and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 54 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (41)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091


President and Trustee


Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc.; President, Chief Executive Officer, Chief Investment Officer and Director, Franklin Institutional Services Corporation; Chairman and Director, Templeton Investment Counsel, Inc.; Vice President, Franklin Advisers, Inc.; officer and/or director of some of the subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 36 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (57)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Trustee


Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 58 of the investment companies in the Franklin Templeton Group of Funds.

Frank W.T. LaHaye (68)
20833 Stevens Creek Blvd., Suite 102
Cupertino, CA 95014


Trustee


General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Corporation (software firm); Director, Fischer Imaging Corporation (medical imaging systems) and Digital Transmission Systems, Inc. (wireless communications); and director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds.

Gordon S. Macklin (69)
8212 Burning Tree Road
Bethesda, MD 20817


Trustee


Chairman, White River Corporation (financial services); Director, Fund American Enterprises Holdings, Inc., MCI Communications Corporation, CCC Information Services Group, Inc. (information services), MedImmune, Inc. (biotechnology), Shoppers Express (home shopping), and Spacehab, Inc. (aerospace services); and director or trustee, as the case may be, of 50 of the investment companies in the Franklin Templeton Group of Funds; FORMERLY Chairman, Hambrecht and Quist Group, Director, H & Q Healthcare Investors, and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (52)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc. and Franklin Templeton Services, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 58 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan (37)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President and Chief Financial Officer, Franklin Resources, Inc.; Executive Vice President and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc.; Treasurer, Franklin Advisory Services, Inc.; Treasurer and Chief Financial Officer, Franklin Investment Advisory Services, Inc.; President, Franklin Templeton Services, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of 58 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (48)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc. and Franklin Advisory Services, Inc.; Vice President, Chief Legal Officer and Chief Operating Officer, Franklin Investment Advisory Services, Inc.; and officer of 58 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Senior Vice President, Franklin Templeton Services, Inc.; and officer of 35 of the investment companies in the Franklin Templeton Group of Funds.

Edward V. McVey (60)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President and National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 30 of the investment companies in the Franklin Templeton Group of Funds.

R. Martin Wiskemann (70)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President and Director, ILA Financial Services, Inc.; and officer and/or director or trustee, as the case may be, of 17 of the investment companies in the Franklin Templeton Group of Funds.

The table above shows the officers and Board members who are affiliated with Distributors and Advisers. Nonaffiliated members of the Board are currently paid $50 per month plus $50 per meeting attended. As shown above, the nonaffiliated Board members also serve as directors or trustees of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The following table provides the total fees paid to nonaffiliated Board members by the Trust and by other funds in the Franklin Templeton Group of Funds.

                                                             NUMBER OF BOARDS IN
                                                             THE  FRANKLIN
                                        TOTAL FEES RECEIVED  TEMPLETON GROUP OF
                       TOTAL FEES       FROM THE FRANKLIN    FUNDS ON WHICH EACH
                       RECEIVED FROM    TEMPLETON GROUP OF   SERVES***
                       THE TRUST*       FUNDS**
NAME
Frank H. Abbott, III   $1,150           $165,236                      29
Harris J. Ashton        1,150            343,591                      53
S. Joseph Fortunato     1,150            360,411                      55
David Garbellano+       1,050            148,916                      28
Frank W.T. LaHaye       1,100            139,233                      27
Gordon S. Macklin       1,150            335,541                      50

*For the fiscal year ended June 30, 1997.
**For the calendar year ended December 31, 1996.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Group of Funds currently includes 58 registered investment companies, with approximately 171 U.S. based funds or series.
+ Deceased, September 27, 1997.

Nonaffiliated members of the Board are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director or trustee. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members who are shareholders of Resources may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.


15.   CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


As of October 2, 1997, the principal shareholders of the Portfolio, beneficial or of record, were as follows:

NAME AND ADDRESS                     SHARE AMOUNT        PERCENTAGE
IFT - Franklin U.S. Government
Securities Money Market Portfolio
777 Mariners Island Blvd.
San Mateo, CA 94404
                                    125,839,026.090         50%

Franklin Federal Money Fund
777 Mariners Island Blvd.
San Mateo, CA 94404
                                    120,029,932.950         50%


From time to time, the number of Portfolio shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares outstanding.

16.   INVESTMENT ADVISORY AND OTHER SERVICES


INVESTMENT MANAGER AND SERVICES PROVIDED. Advisers is the investment manager of the Portfolio. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers' activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities.

Advisers provides office space and furnishings, facilities and equipment required for managing the business affairs of the Portfolio. Advisers also maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services and provides certain telephone and other mechanical services. Advisers and its officers, directors and employees are covered by fidelity insurance for the protection of the Portfolio.

Advisers and its affiliates act as investment manager to numerous other investment companies and accounts. Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics. Please see "Miscellaneous Information - Summary of Code of Ethics."

MANAGEMENT FEES. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed at the close of business each day. See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.

For the fiscal years ended June 30, 1995, 1996 and 1997 management fees of the Portfolio, before any advance waiver, totaled $634,995, $542,615 and $404,358, respectively. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling $581,495, $484,382 and $364,509 for the same periods.

MANAGEMENT AGREEMENT. The management agreement for the Portfolio is in effect until February 28, 1998. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority vote of the Board members who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities on 30 days' written notice to Advisers, or by Advisers on 60 days' written notice to the Portfolio, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

SHAREHOLDER SERVICING AGENT. Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

CUSTODIAN. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286, acts as custodian of the securities and other assets of the Portfolio. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.

AUDITORS. Coopers & Lybrand L.L.P., 333 Market Street, San Francisco, California 94105, are the Portfolio's independent auditors. During the fiscal year ended June 30, 1997, their auditing services consisted of rendering an opinion on the financial statements of the Portfolio included in the annual report to the shareholders of Franklin Money Fund and Institutional Fiduciary Trust - U.S. Government Securities Money Market Portfolio for the fiscal year ended June 30, 1997.


17.   BROKERAGE ALLOCATION

EXECUTION OF PORTFOLIO TRANSACTIONS

Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.


It is not possible to place a dollar value on the special executions or on the research services Advisers receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Portfolio's officers are satisfied that the best execution is obtained, the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, may also be considered a factor in the selection of broker-dealers to execute the Portfolio's portfolio transactions.


If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.


Depending on Advisers' view of market conditions, the Portfolio may or may not buy securities with the expectation of holding them to maturity, although its general policy is to hold securities to maturity. The Portfolio may, however, sell securities before maturity to meet redemptions or as a result of a revised management evaluation of the issuer.

During the fiscal years ended June 30, 1995, 1996 and 1997, the Portfolio paid no brokerage commissions.

As of June 30, 1997, the Portfolio did not own securities of its regular broker-dealers.


Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.

18.   CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.


Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and any capital gain distributions, are credited to an account in the name of the investor on the books of the Portfolio.


Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

VALUATION OF PORTFOLIO SHARES


We calculate the net asset value per share as of 3:00 p.m. Pacific time, each day that the NYSE is open for trading. As of the date of this SAI, the Portfolio is informed that the NYSE observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of the Portfolio's securities is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments but utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from an investment in a fund utilizing only market values, and existing investors in the Portfolio would receive less investment income. The opposite would be true in a period of rising interest rates.

The Portfolio's use of amortized cost, which helps the Portfolio maintain its net asset value per share of $1, is permitted by a rule adopted by the SEC. Under this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less and only buy instruments having remaining maturities of 397 calendar days or less. The Portfolio must also invest only in those U.S. dollar-denominated securities that the Board determines present minimal credit risks and that are rated in one of the two highest rating categories by nationally recognized rating services, or if unrated are deemed comparable in quality, or are instruments issued by an issuer that, with respect to an outstanding issue of short-term debt, that is comparable in priority and protection, has received a rating within the two highest rating categories. Securities subject to floating or variable interest rates with demand features that comply with applicable SEC rules may have stated maturities in excess of one year.

The Board has established procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Portfolio's holdings by the Board, at such intervals as it may deem appropriate, to determine if the Portfolio's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the Board. If a deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. If the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.


ADDITIONAL INFORMATION REGARDING PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

The purchase price for shares of the Portfolio is the net asset value of the shares next determined after receipt and acceptance of a purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the effective date of purchase and continue through the business day prior to the business day shares in the account are redeemed.

Payments transmitted by wire and received by the custodian bank and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian bank to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.


To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.


The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.


The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the NYSE is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the SEC, so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.


REDEMPTIONS IN KIND


The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. This commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the Board reserves the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.


REDEMPTIONS BY THE PORTFOLIO

The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount, but only where the value of the account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.

20.   TAX STATUS

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.


As stated in response to Item 6, the Portfolio has elected and qualified to be treated as a regulated investment company under Subchapter M of the Code. The Board reserves the right not to maintain the qualification of the Portfolio as a regulated investment company if it determines this course of action to be beneficial to shareholders. In this case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be taxable to the extent of the Portfolio's available earnings and profits.

The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of each year in order to avoid the imposition of a federal excise tax. Under these rules, certain distributions which are declared in October, November or December to shareholders of record in such a month but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare and pay such dividends, if any, in December to avoid the imposition of this excise tax, but does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.

Distributions if any derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.

However, the Portfolio's investments are composed of short-term securities under normal circumstances and thus the Portfolio does not expect to realize any long-term capital gains or losses. Any net short-term capital gain which is realized by the Portfolio and not included in the daily dividend (adjusted for any daily amounts of unrealized appreciation or depreciation reported above and taking into account any capital loss carryovers) may generally be distributed at least once each year and may be distributed more frequently if necessary in order to avoid federal excise taxes. Any capital gain distributions will also be reinvested in the form of additional Portfolio shares at net asset value, unless the shareholder has previously notified the Portfolio or its transfer agent to have them paid in cash.


The sale of shares of the Portfolio, either by redemption or exchange, is a taxable event and may result in a capital gain or loss. Any loss incurred on the sale of the Portfolio's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares. Since, however, the Portfolio seeks to maintain a stable $1 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon sale.

21.   UNDERWRITERS

      Not Applicable

22.   CALCULATION OF PERFORMANCE DATA

      Not Applicable


SUMMARY OF CODE OF ETHICS

Employees of the Franklin Templeton Group who are access persons under the 1940 Act are permitted to engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed by the close of the business day following the day clearance is granted; (ii) copies of all brokerage confirmations must be sent to a compliance officer and, within 10 days after the end of each calendar quarter, a report of all securities transactions must be provided to the compliance officer; and (iii) access persons involved in preparing and making investment decisions must, in addition to (i) and (ii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.


23.   FINANCIAL STATEMENTS


The audited financial statements of the Portfolio contained in the Annual Report dated June 30, 1997, including the auditors' report, are incorporated herein by reference.

APPENDIX

DESCRIPTION OF RATINGS


COMMERCIAL PAPER RATINGS


MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")


Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

P-1 (PRIME-1): Superior capacity for repayment.

P-2 (PRIME-2): Strong capacity for repayment.


STANDARD & POOR'S CORPORATION ("S&P")


S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.


FITCH INVESTORS SERVICE, INC. ("FITCH")


Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+: Exceptionally strong credit quality. Regarded as having the strongest degree of assurance for timely payment.

F-1: Very strong credit quality. Reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good credit quality. A satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair credit quality. Have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

LOC: The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.
















PART C:  OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

      (a) Financial Statements incorporated herein by reference to the Registrant's Annual Report to Shareholders dated June 30, 1997 as filed with the SEC on Form Type N-30D on September 10, 1997.

            (i)   Report of Independent Accountants

            (ii) Statement of Investments in Securities and Net Assets, June 30, 1997

            (iii)Statement of Assets and Liabilities, June 30, 1997

            (iv) Statement of Changes in Net Assets for the years ended June 30, 1997 and 1996

            (v)   Statement of Operations for the years ended June 30, 1997
                  and 1996

            (vi)  Notes to Financial Statements

      (b)  Exhibits:

            The following exhibits are incorporated by reference, with the exception of exhibits 8(ii), 27(i) and 27(ii) which are attached herewith.

      1.    Copies of the charter as now in effect;

            (i) Agreement and Declaration of Trust of The Money Market Portfolios dated June 16, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

            (ii) Certificate of Trust of The Money Market Portfolios dated June 16, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      2. Copies of the existing By-Laws or instruments corresponding thereto;

            (i)   By-Laws of The Money Market Portfolios
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      3. Copies of any voting trust agreement with respect to more than five percent of any class of equity securities of the Registrant;

            Not applicable

      4. Specimens or copies of each security issued by the Registrant, including copies of all constituent instruments, defining the rights of the holders of such securities, and copies of each security being registered;

            Not applicable

      5. Copies of all investment advisory contracts relating to the management of the assets of the Registrant;

            (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

            (ii) Amendment to Management Agreement dated August 1, 1995 to the Management Agreement dated August 27, 1992
                  Filing: Amendment No. 7 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 30, 1996

      6. Copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers;

            Not applicable

      7. Copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of Trustees or officers of the Registrant in their capacity as such; any such plan that is not set forth in a formal document, furnish a reasonably detailed description thereof;

            Not applicable

      8.    Copies of all custodian agreements and depository contracts under
            Section 17(f) of the 1940 Act, with respect to securities and similar investments of the Registrant, including the schedule of remuneration;

            (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                  Filing: Amendment No. 7 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 30, 1996

            (ii) Amendment dated May 7, 1997 to Master Custody Agreement dated February 16, 1996 between Registrant and Bank of New York

            (iii) Terminal Link Agreement between Registrant and Bank of New
                  York dated February 16, 1996
                  Filing: Amendment No. 7 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 30, 1996

      9. Copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part on or after the date of filing the Registration Statement;

            Not applicable.

      10. Opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will when sold be legally issued, fully paid and nonassessable;

            Not applicable

      11. Copies of any other opinions, appraisals or rulings and consents to the use thereof relied on in the preparation of this registration statement and required by Section 7 of the 1933 Act;

            Not applicable

      12.   All financial statements omitted from Item 23;

            Not applicable

      13. Copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that their purchases were made for investment purposes without any present intention of redeeming or reselling;

            (i) Letters of Understanding relating to initial capital dated July 22, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      14. Copies of the model plan used in the establishment of any retirement plan in conjunction with which Registrant offers its securities, any instructions thereto and any other documents making up the model plan. Such form(s) should disclose the costs and fees charged in connection therewith;

            Not applicable

      15. Copies of any plan entered into by Registrant pursuant to Rule 12b-1 under the 1940 Act, which describes all material aspects of the financing of distribution of Registrant's shares, and any agreements with any person relating to implementation of such plan.

            Not applicable

      16. Schedule for computation of each performance quotation provided in the registration statement in response to Item 22 (which need not be audited).

            Not applicable

      17.  (i)    Power of Attorney dated September 18, 1995
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

           (ii)   Certificate of Secretary dated September 18, 1995
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      27.   (i)   Financial Data Schedule for the Money Market Portfolios

            (ii) Financial Data schedule for the U.S. Government Money Market Portfolios

Item 25.  Persons Controlled by or under Common Control with Registrant.

None

Item 26.  Number of Holders of Securities.

                                   Number of Record Holders
     Title of Class                as of August 31, 1997

     Shares of Beneficial Interest
     of:

     The Money Market Portfolio                   4


     The U.S. Government Securities
     Money Market Portfolio                       2

Item 27.  Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Please see the Declaration of Trust, By-Laws, and Management Agreement, previously filed as exhibits and incorporated herein by reference.

Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in such By-Laws.

Item 28.  Business and Other Connections of Investment Adviser.

 The officers and directors of the Registrant's investment manager also serve as officers and/or directors, and/or portfolio managers for (1) the manager's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds(R). In addition, Mr. Charles B. Johnson is a director of General Host Corporation. For additional information please see Part B and Schedules A and D of Form ADV of the Registrant's investment manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the investment manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 29.  Principal Underwriters

          Not Applicable

Item 30.  Locations of Accounts and Records.

     The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

Item 31.  Management Services.

     There are no management-related service contracts not discussed in Part A or Part B.

Item 32.  Undertaking.

a) The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.






                                  SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 30th day of October 1997.


                        THE MONEY MARKET PORTFOLIOS


                             By:  Charles E. Johnson*
                                  President




*By: /s/ Larry L. Greene
      Larry L. Greene, Attorney in Fact
      (Pursuant to Power of Attorney previously filed)





                         THE MONEY MARKET PORTFOLIOS
                            REGISTRATION STATEMENT
                                EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION                                 LOCATION

EX-99.B1(i)           Agreement and Declaration of Trust of       *
                      The Money Market Portfolios dated June
                      16, 1992

EX-99.B1(ii)          Certificate of Trust of The Money Market    *
                      Portfolios dated June 16, 1992

EX-99.B2(i)           By-Laws                                     *

EX-99.B5(i)           Management Agreement between Registrant     *
                      and Franklin Advisers, Inc. dated August
                      27, 1992

EX-99.B5(ii)          Amendment to Management Agreement dated     *
                      August 1, 1995 to the Management
                      Agreement dated August 27, 1995

EX-99.B8(i)           Master Custody Agreement between            *
                      Registrant and Bank of New York dated
                      February 16, 1996

EX-99.B8(ii)          Amendment dated May 7, 1997 to the          Attached
                      Master Custody Agreement dated February
                      16, 1996 between Registrant and Bank of
                      New York

EX-99.B8(iii)         Terminal Link Agreement between             *
                      Registrant and Bank of New York dated
                      February 16, 1996

EX-99.B13(i)          Letter of Understanding relating to         *
                      initial capital dated July 22, 1992

EX-99.B17(i)          Power of Attorney dated September 18,       *
                      1995

EX-99.B17(ii)         Certificate of Secretary dated September    *
                      18, 1995

EX-27.1               Financial Data Schedule for The Money       Attached
                      Market Portfolios

EX-27.2               Financial Data Schedule for The U.S.        Attached
                      Government Money Market Portfolios
*  Incorporated by reference